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                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT

               THIS IS AN EMPLOYMENT AGREEMENT ("Agreement") dated this 1st day of January, 1991 between Spectra Physics Lasers, Inc., a Delaware corporation (the "Company"), and PATRICK L. EDSELL ("Employee") of Villanova, Pennsylvania.

               WHEREAS, The Company desires to obtain the services of Employee as President of the Company on the terms hereinafter set forth; and

               WHEREAS, Employee desires to serve the Company on the terms hereinafter set forth;

               NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

               1. Employment. The Company agrees to employ Employee as its President, with the customary duties, authorities and responsibilities of a president of a corporation and such other duties, authorities and responsibilities (a) as have been agreed upon by the Company and Employee, (b) as may from time to time be delegated to Employee by the board of directors of the Company (the "Board of Directors") or (c) as are set forth in the Bylaws of the Company. Employee hereby accepts such employment.


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               2. Term of Employment. The term of Employee's employment
hereunder (the "Term of Employment") shall commence on the date hereof and shall end on the third anniversary of that date, unless either extended as provided in the following sentence or earlier terminated pursuant to Section 12 hereof. At the end of such original period, the Term of Employment shall be automatically extended thereafter for successive one year periods of employment, subject to the same conditions of extension or earlier termination, unless notice is given by either party at least six months before the expiration of such original period or any subsequent period thereafter. The date on which the Term of Employment shall terminate is hereinafter called the "Termination Date."

               3. Employee's Performance. In performance of his duties, Employee agrees to devote such time and attention as are necessary to fulfill his duties and obligations under this Agreement and not to engage in other business activities which interfere with the proper discharge of his duties; provided, however, that Employee may serve as a director, officer, employee or shareholder of any corporation of which Pharos AB or Nobel Industries AB owns, directly or indirectly, more than 50% of the voting stock, or any corporation which owns, directly or indirectly, more than 50% of the voting stock of any of them. Employee shall report to the Board of Directors all of his


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business and investment interests which might reasonably be considered as constituting or creating a conflict of interest.

               4. Compensation.

                  (a) As compensation for his services during the Term of Employment, the Company shall pay to Employee an annual contract base salary equal to the minimum amount of $193,000.00 or such greater amount as may from time to time be approved by the Board of Directors in its sole discretion (the "Contract Base Salary").

                  (b) Employee shall participate in all bonus, stock option and other additional compensation programs as are commensurate with his position as may be established by the Company for its employees. Employee shall have the right to defer the payment of all or any specified percentage of any bonus payable to Employee with respect to any 12-month period by written notice to the Company not less than 30 days prior to the commencement of such 12-month period. Any amount whose payment is so deferred shall be invested in a manner mutually acceptable to the Company and Employee, and such amount together with the net proceeds of any such investment thereof, all of which shall remain the property of the Company until paid and in which Employee shall have no security interest, shall be paid to Employee on the Termination Date.

                  (c) All compensation and reimbursement of expenses under this Agreement shall be paid in U. S. Dollars.


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               5. Performance of Duties. In the fulfillment of his duties and obligations under this Agreement, it is anticipated that Employee will perform material services to the Company and other entities both within and outside the United States. The Company agrees not to cause or require Employee to relocate his then-current residence other than within the United States. In the event that a change of residence other than within the United States is desired by the Company and by Employee, the Base Salary and the other terms of this Agreement shall be subject to renegotiation.

               6. Office and Relocation Expenses. The Company will provide Employee with a suitable office in the vicinity of Mountain View, California or wherever the Company's corporate headquarters is located. In the event that Employee's residence is relocated at the Company's request, either by agreement of Employee and the Company or as otherwise permitted pursuant to Section 5 hereof, the Company shall, upon Employee's request, reimburse relocation expenses as described in Attachment 1. The relocation expenses described in Attachment 2 apply to Employee's move from Villanova, Pennsylvania, to the Peninsula area of California.

               7. Travel Expenses. The Company will reimburse Employee for all reasonable travel, lodging, meals and related expenses incurred by Employee for travel beyond the vicinity of Mountain View (or Employee's relocated residence hereunder) in


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connection with the performance of Employee's duties under this Agreement.

               8. Certain Fringe Benefits. During the Term of Employment:

                  (a) The Company, at its expense, shall furnish (unless any affiliate of the Company has furnished) Employee with an automobile, of a make and model commensurate with his position, for his use. The Company shall maintain such automobile at its own expense.

                  (b) Employee shall be entitled to (i) such comprehensive medical and dental insurance coverage, (ii) such life, disability and other insurance coverage, (iii) such savings plans, and (iv) such other retirement benefits and other employee benefits as are commensurate with his position as may be established by the Company for its employees. Employee shall also be entitled to such vacations and holidays as are commensurate with his position as may be established by the Company for its employees.

               9. Proprietary Knowledge.

                  (a) Employee agrees to make available to the Company all knowledge possessed by him relating to any methods, developments, inventions and/or improvements, whether patented, patentable or unpatentable, which concern in any way the business of the Company or its affiliated corporations, whether acquired by Employee before or during the Term of Employment; provided that nothing herein shall be construed as requiring any


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disclosure where the method, development, invention and/or improvement is lawfully protected from disclosure as a trade secret of a third party or by any other lawful bar to such disclosure.

                  (b) Any methods, developments, inventions and/or improvements, whether patentable or unpatentable, which Employee may conceive of or make along the lines of the Company's business (or that of any of its affiliated corporations), or any part thereof, while in the Company's employ, shall be and remain the property of the Company. Employee agrees promptly to communicate and disclose all such methods, developments, inventions and/or improvements to the Company and to execute and deliver to it any instruments deemed necessary by the Company to effect the disclosure and assignment thereof to it. Employee will execute all patent applications and other papers deemed necessary by the Company to the filing and prosecution of applications for letters patent on such inventions, processes and improvements and the acquisition of such letters patent in the United States and all foreign countries, and will assist the Company in all proper ways in prosecuting such applications, and will execute any further papers which may be deemed necessary or advisable to vest in the Company the entire right, title and interest in and to all such inventions, processes and improvements.

               10. Confidential Information. Employee agrees that (a) during the Term of Employment, he will not, without the prior written consent of the Board of Directors, use or disclose to any


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person other than to persons in the then present employ of Company or persons authorized by Company, any information of a confidential or proprietary nature relating to the Company's products, production methods, systems, designs, know-how, suppliers, customers or customer requirements, or any "trade secrets" of the Company, and (b) after the Termination Date, he will not use or disclose any such information or any such "trade secrets" to any person other than to persons designated by the Company. As used herein, "trade secrets" shall include, unless otherwise publicly known or available, all ideas or information on which the Company has spent money, time and/or effort to develop and which the Company desires to keep confidential, without regard to whether such ideas and information are novel, inventive or patentable or may have been anticipated in the prior art. On the Termination Date, Employee will promptly deliver to the Company all technical data, drawings, memoranda, customer lists and other papers relevant to the business of the company in his possession or control.

               11. Competition. Except as hereinafter provided, Employee agrees that from the date hereof until the Termination Date, Employee will not become a stockholder (unless such stock is listed on a national securities exchange or such holding represents less than one percent (1%) of the outstanding capital stock of the corporation), employee, officer, or director of a corporation or member of a partnership or engage in any business as a sole proprietor, or act as a consultant to any of the


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foregoing or otherwise engage, directly or indirectly, in any enterprise which conducts a business competing with the businesses of the Company. The reasonable decision of the Board of Directors as to what constitutes a competing business shall be final and binding upon Employee.

               12. Termination. The employment of Employee hereunder shall terminate upon the occurrence of any of the following events, with the respective consequences hereinafter specified:

                  (a) Upon Employee's death, the compensation provided for in
Section 4 hereof shall cease, except for any payment to be made pursuant to
Section 4 on the Termination Date and subject to any salary continuation policy applicable to the Company's employees generally.

                  (b) Following three (3) consecutive months of any permanent physical or mental disability that incapacitates Employee and prevents him from rendering the services provided for herein, the compensation provided for in
Section 4 hereof shall cease, except for any payments to be made pursuant to
Section 4 on the Termination Date and, in addition thereto, the Company shall pay to Employee the salary provided for in Section 4(a) for six additional months.

                  (c) Upon (i) the termination by the Company of Employee's employment hereunder other than (a) pursuant to Section 12(d) hereof or (b) as a result of Employee's death or disability, or (ii) the termination by Employee of his employment hereunder after (a) Employee's and the Company's inability to


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agree to a relocation of residence and/or the terms thereof or (b) a Change in
Control followed by a material change in Employee's duties or conditions of employment hereunder, the compensation provided for in Section 4 hereof shall cease, except for any payments to be made pursuant to Section 4 on the Termination Date and the salary which would be payable for the balance of the Term of Employment (without regard to any termination pursuant to this Section 12 and including any renewal period with respect to which no timely notice of nonrenewal has been delivered). Such payment or payments shall be payable, in a lump sum within ten (10) days of the Termination Date, as applicable. In addition, Employee shall be entitled to retain all other benefits provided for in this Agreement for the greater of (a) a period of 12 months after the Termination Date or (b) the balance of the Term of Employment as determined above. As used in this Section 12(c), "Change in Control" shall mean a transaction (other than any transaction consented to by Employee) as a result of which the existing shareholders of Pharos AB, Pharos USA, Inc., Spectra-Physics, Inc., or the Company shall own, in the aggregate, directly or indirectly, less than 50% of the outstanding voting stock of the Company.


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                  (d) Upon the termination by the Company of Employee's
employment due to (i) willful neglect by Employee of, or willful refusal by Employee to perform, his duties hereunder or (ii) willful misconduct by Employee relating to, or materially adversely affecting his ability to perform, his duties hereunder or materially adversely affecting the Company, in each case as determined by the Board of Directors in good faith, the compensation provided for in Section 4 hereof shall cease, except for any payments to be made pursuant to Section 4 on the Termination Date. In the event that Employee, within ten
(10) days after determination by the Board of Directors, objects in writing to such determination, then the issue of grounds for termination shall be determined by arbitration in accordance with the rules and procedures of the American Arbitration Association.

                  (e) Employee may terminate this Agreement at any time, upon 90 days' prior written notice, for any reason, separate and apart from the provisions of subsection (c) hereof. If Employee so terminates, the compensation provided for in Section 4 hereof shall cease, except for any payments to be made pursuant to Section 4 on the Termination Date.

               13. Assignment or Transfer. This Agreement is a personal contract and rights and interests of Employee herein may not be sold, transferred, assigned, pledged or hypothecated. In the event that another corporation shall succeed (by merger, consolidation, sale of assets or otherwise) to the business of the Company, (a) the Company shall be entitled to assign its


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rights and interests herein to such successor corporation and (b) effective upon such assignment, all references herein to the Company shall be deemed to refer to such successor corporation, subject to Employee's right, under Section 12(c) above, to terminate his employment.

               14. Amendments, Etc. This Agreement may not be amended or modified, except by a written instrument signed by the parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, personal representatives, successors and permitted assigns of the parties hereto.

               15. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, and if to Employee, addressed to him at 1500 Spring Mill Lane, Villanova, Pennsylvania 19085 USA, and if to the Company, addressed to it at 1250 West Middlefield Road, Mountain View, California, 94039-7013 USA, marked for the attention of its Board of Directors; with required copies, in each case, to Barton J Winokur, Esquire, Dechert Price & Rhoads, 3400 Centre Square West, 1500 Market Street, Philadelphia, Pennsylvania 19102 USA, or at any other address designated by one party to the other in writing; and shall be deemed to have been given as of the date mailed or otherwise given in accordance herewith.

               16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as


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to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               17. Governing Law. The validity, performance and interpretation of this Agreement shall be governed by the law of Pennsylvania, without regard to its principles of conflicts of law.


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               IN WITNESS WHEREOF, the Company has caused the signature of its duly authorized officer, and its corporate seal, attested by its duly authorized officer, to be affixed hereto, and Employee has hereunto set his hand and seal, as of the date first above written.

                                            SPECTRA PHYSICS LASERS, INC.
[Corporate Seal]


Attest: /S/ Secretary                       By:  /s/
                                            -------------------------------

                                            /s/ Patrick L. Edsell
                                            -------------------------------
                                                      PATRICK L. EDSELL